QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-60298 of Primal Solutions, Inc. on Form S-8 of our report dated February 14, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for goodwill and other intangible assets in 2002 on the consolidated financial statements of Primal Solutions, Inc. for the year ended December 31, 2002), appearing in this Annual Report on Form 10-KSB of Primal Solutions, Inc. for the fiscal year ended December 31, 2003.

DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 30, 2004

QuickLinks

INDEPENDENT AUDITORS' CONSENT